SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2002
(Date of earliest event reported)

California Micro Devices Corporation
(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., Milpitas, CA 95035-5112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

Item 5.    Other Events.

On November 25 and 26, 2002, California Micro Devices Corporation (the “Company”), announced a private placement completed in two tranches which raised approximately $5.2 million through the sale of approximately 1.52 million Company common shares at $3.40 per share. The investors also received approximately 0.38 million three-year warrants to purchase Company common stock with an exercise price of $4.36 per share. A copy of the press releases issued by the Registrant on November 25 and 26, 2002, concerning the foregoing are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits

99.1	Press release of Registrant dated November 25, 2002, is furnished at the end of this Current Report.

99.2	Press release of Registrant dated November 26, 2002, is furnished at the end of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2002

CALIFORNIA MICRO DEVICES CORPORATION

By	/s/ KENNETH E. THORNBRUGH
Name:	Kenneth E. Thornbrugh
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 25, 2002 announcing a private placement raising $4.4 million, with another $0.7 million committed but not yet received.

99.2	Press release dated November 26, 2002, announcing the completion of the $5.2 million private placement due to receipt of the $0.7 million previously committed.